Exhibit 99.1

M/A-COM Technology Solutions Holdings, Inc. Reports First Quarter

Fiscal Year 2014 Financial Results

LOWELL, MA, February 10, 2014 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its first fiscal quarter ended January 3, 2014.

First Quarter Fiscal Year 2014 GAAP Results

•	Revenue was $83.5 million, compared to $83.7 million in the prior fiscal quarter and $75.0 million in the previous year’s first fiscal quarter;

•	Gross margin was 43.9 percent, compared to 44.6 percent in the prior fiscal quarter and 43.0 percent in the previous year’s first fiscal quarter;

•	Operating loss was $6.8 million, compared to operating income of $6.8 million in the prior fiscal quarter and operating income of $11.7 million in the previous year’s first fiscal quarter;

•	Net loss from continuing operations was $4.4 million, and $0.09 loss per diluted share, and loss from discontinued operations was $2.1 million, and $0.05 loss per diluted share; and

•	Net loss was $6.5 million, and $0.14 loss per diluted share, compared to net income of $3.8 million, and $0.08 earnings per diluted share, in the prior fiscal quarter and net income of $6.1 million, and $0.13 earnings per diluted share in the previous year’s first fiscal quarter.

MACOM completed its previously announced acquisition of Mindspeed Technologies, Inc. (the “Acquisition”) during the fiscal first quarter. MACOM’s reported GAAP operating expenses included incremental charges for Acquisition-related restructuring costs and other related expenses. MACOM financed the Acquisition using cash on hand and borrowings from its available line of credit.

The Acquisition contributed $1.3 million in revenue, lowered operating income by $16.3 million and reduced earnings per diluted share by $0.34 in the first quarter of fiscal 2014.

At January 3, 2014, cash and equivalents totaled $66.4 million, outstanding long-term debt was $220.0 million and MACOM had credit availability of $80.0 million.

MACOM’s first quarter fiscal year 2014 included 14 weeks versus 13 weeks in the first quarter fiscal year 2013.

First Quarter Fiscal Year 2014 Non-GAAP Results

•	Gross margin was 46.6 percent, compared to 45.4 percent in the prior fiscal quarter and 44.0 percent in the previous year’s first fiscal quarter;

•	Operating income was $16.2 million or 19.4 percent of revenue, compared to $17.0 million or 20.3 percent of revenue in the prior fiscal quarter and $13.8 million or 18.4 percent of revenue in the previous year’s first fiscal quarter; and

•	Net income was $12.1 million and $0.25 earnings per diluted share, compared to net income of $12.0 million and $0.25 per diluted share in the prior fiscal quarter and net income of $9.6 million and $0.20 earnings per diluted share in the previous year’s first fiscal quarter.

The Acquisition lowered operating income by $0.7 million and reduced earnings per diluted share by $0.01 in the first quarter of fiscal 2014.

John Croteau, Chief Executive Officer of MACOM stated, “Revenue and earnings per share for the first quarter were in line with our expectations, and non-GAAP gross margin exceeded the high end of our guidance, marking our fifth consecutive quarter of non-GAAP margin expansion. During the quarter, we saw improvements in our Carrier Networks and Aerospace and Defense markets, offset by softness in Multi-Market, which we attribute to the weakness in test and instrumentation.”

Mr. Croteau noted, “Highlighting the quarter was the close of the Mindspeed acquisition on December 18th. We have made great progress on our 100-day integration plan, and continue to expect the acquisition to deliver significant accretion in fiscal 2014. We remain focused on realizing potential synergies, capitalizing on cross-selling opportunities and optimizing our combined operations for improved profitability over the remainder of the fiscal year.”

Business Outlook

For the second fiscal quarter ending April 4, 2014, MACOM currently expects revenue to be in the range of $103 million and $107 million, non-GAAP gross margin between 48 and 52 percent, and non-GAAP earnings per diluted share between $0.26 and $0.28, based on an expected 49.3 million shares outstanding.

Conference Call

MACOM will host a conference call on Monday, February 10, 2014 at 5:00 p.m. Eastern Time to discuss its first fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 33285292. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 7 days. The replay number is 1-855-859-2056 with a pass code of 33285292. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 60 days.

About MACOM

MACOM (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, MACOM serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, mobile devices, enterprise networking and broadcast video. MACOM builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our expectation to deliver significant accretion from the Acquisition in fiscal year 2014, statements regarding achievement of potential synergies, cross-selling opportunities and improved profitability relating to the Acquisition, and any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, lower than expected demand in any or all of our five primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the successful integration of the business and personnel of Mindspeed, the failure to achieve the expected synergies and benefits of the Mindspeed acquisition, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN or other solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 as filed with the SEC on December 5, 2013. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including gross margin, operating margin, operating income, net income, earnings per share and other data calculated on a non-GAAP basis. This non-GAAP information excludes discontinued operations, the impact of fair value accounts in acquisition of businesses, merger and acquisition costs, including related integration costs, amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, certain cash compensation restructuring charges, litigation settlement and costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended
	January 3,	September 27,	December 28,
	2014	2013	2012
Revenue	$83,468	$83,655	$75,014
Cost of revenue	46,803	46,375	42,749

Gross profit	36,665	37,280	32,265

Operating expenses:
Research and development	11,445	9,538	9,823
Selling, general and administrative	18,889	13,690	10,867
Litigation settlement	—	7,250	—
Contingent consideration	—	—	(172)
Restructuring charges	13,090	—	—

Total operating expenses	43,424	30,478	20,518

Income from operations	(6,759)	6,802	11,747

Other income (expense):
Warrant liability gain (expense)	1,282	(2,277)	(2,026)
Interest expense	(586)	(201)	(226)
Other income - related party	78	79	84

Total other income (expense)	774	(2,399)	(2,168)

Income (loss) before income taxes	(5,985)	4,403	9,579
Income tax provision (benefit)	(1,591)	653	3,471

Income (loss) from continuing operations	(4,394)	3,750	6,108
Loss from discontinued operations	(2,105)	—	—

Net income (loss)	$(6,499)	$3,750	$6,108

Net income (loss) per share:
Basic income per share:
Income (loss) from continuing operations	$(0.09)	$0.08	$0.13
Loss from discontinued operations	(0.05)	—	—

Income (loss) per share - basic	$(0.14)	$0.08	$0.13

Diluted income per share:
Income (loss) from continuing operations	$(0.09)	$0.08	$0.13
Loss from discontinued operations	(0.05)	—	—

Income (loss) per share - diluted	$(0.14)	$0.08	$0.13

Shares - net income (loss) per share:
Basic	46,517	46,301	45,511

Diluted	46,517	47,585	46,870

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	January 3, 2014		September 27, 2013		December 28, 2012
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$36,665	43.9%	$37,280	44.6%	$32,265	43.0%
Amortization expense	1,247	1.5	479	0.6	474	0.6
Non-cash compensation expense	283	0.3	216	0.3	288	0.4
Exited leased facility costs	100	0.1	—	—	—	—
Purchase accounting impact	536	0.6	—	—	—	—
Acquisition related integration costs	39	—	—	—	—	—

Gross profit - non-GAAP	$38,870	46.6%	$37,975	45.4%	$33,027	44.0%

Research and Development - GAAP	$11,445	13.7%	$9,538	11.4%	$9,823	13.1%
Earn-out costs	—	—	1,021	1.2	—	—
Non-cash compensation expense	(484)	(0.6)	(462)	(0.6)	(321)	(0.4)
Purchase accounting impact	(72)	(0.1)	—	—	—	—
Acquisition related integration costs	(36)	—	—	—	—	—

Research and Development - non-GAAP	$10,853	13.0%	$10,097	12.1%	$9,502	12.7%

Selling, General and Administrative - GAAP	$18,889	22.6%	$13,690	16.4%	$10,867	14.5%
Amortization expense	(366)	(0.4)	(315)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(1,078)	(1.3)	(1,052)	(1.3)	(654)	(0.9)
Purchase accounting impact	(11)	—	—	—	—	—
Litigation	(964)	(1.2)	(1,995)	(2.4)	(195)	(0.3)
Earn-out costs	—	—	569	0.7	—	—
Acquisition related integration costs	(332)	(0.4)	—	—	—	—
Acquisition costs	(4,222)	(5.1)	—	—	—	—
Exited leased facility costs	(83)	(0.1)	—	—	—	—

Selling, General and Administrative - non-GAAP	$11,833	14.2%	$10,897	13.0%	$9,703	12.9%

Total operating expenses - GAAP	$43,424	52.0%	$30,478	36.4%	$20,518	27.4%
Amortization expense	(366)	(0.4)	(315)	(0.4)	(315)	(0.4)
Non-cash compensation expense	(1,562)	(1.9)	(1,514)	(1.8)	(975)	(1.3)
Litigation	(964)	(1.2)	(9,245)	(11.1)	(195)	(0.3)
Exited leased facility costs	(83)	(0.1)	—	—	—	—
Contingent consideration and earn-out costs	—	—	1,590	1.9	172	0.2
Restructuring charges	(13,090)	(15.7)	—	—	—	—
Acquisition related integration costs	(368)	(0.4)	—	—	—	—
Acquisition costs	(4,222)	(5.1)	—	—	—	—
Purchase accounting impact	(83)	(0.1)	—	—	—	—

Total operating expenses - non-GAAP	$22,686	27.2%	$20,994	25.1%	$19,205	25.6%

Income (loss) from operations - GAAP	$(6,759)	(8.1)%	$6,802	8.1%	$11,747	15.7%
Amortization expense	1,613	1.9	794	0.9	789	1.1
Non-cash compensation expense	1,845	2.2	1,730	2.1	1,263	1.7
Litigation	964	1.2	9,245	11.1	195	0.3
Exited leased facility costs	183	0.2	—	—	—	—
Contingent consideration and earn-out costs	—	—	(1,590)	(1.9)	(172)	(0.2)
Restructuring charges	13,090	15.7	—	—	—	—
Purchase accounting impact	619	0.7	—	—	—	—
Acquisition related integration costs	407	0.5	—	—	—	—
Acquisition costs	4,222	5.1	—	—	—	—

Income from operations - non-GAAP	$16,184	19.4%	$16,981	20.3%	$13,822	18.4%

Net income (loss) - GAAP	$(6,499)	(7.8)%	$3,750	4.5%	$6,108	8.1%
Amortization expense	1,234	1.5	495	0.6	553	0.7
Non-cash compensation expense	1,411	1.7	652	0.8	885	1.2
Litigation	737	0.9	5,794	6.9	137	0.2
Exited leased facility costs	140	0.2	—	—	—	—
Contingent consideration and earn-out costs	—	—	(992)	(1.2)	(120)	(0.2)
Restructuring charges	10,014	12.0	—	—	—	—
Warrant liability (gain) expense	(1,282)	(1.5)	2,277	2.7	2,026	2.7
Non-cash interest expense	91	0.1	46	0.1	69	0.1
Purchase accounting impact	474	0.6	—	—	—	—
Acquisition related integration costs	311	0.4	—	—	—	—
Acquisition costs	3,346	4.0	—	—	—	—
Discontinued operations	2,105	2.5	—	—	—	—

Net income - non-GAAP	$12,082	14.5%	$12,022	14.4%	$9,658	12.9%

	Amount	Income (loss) per diluted share	Amount	Income per diluted share	Amount	Income per diluted share
Net income (loss) - GAAP	$(6,499)	$(0.14)	$3,750	$0.08	$6,108	$0.13
Participating stock dividends	—	—	—	—	(49)	—

Net income (loss) attributable to common stockholders	$(6,499)	$(0.14)	$3,750	$0.08	$6,059	$0.13

Net income - non-GAAP	$12,082	$0.25	$12,022	$0.25	$9,658	$0.20

Diluted shares - GAAP	46,517		47,585		46,870
Incremental stock options, warrants, restricted stock and units	2,064		946		776

Diluted shares - non-GAAP	48,581		48,531		47,646

		Loss per diluted share
Mindspeed Contribution:
Loss from operations - GAAP	$(16,328)
Amortization expense	809
Litigation	827
Restructuring charges	12,746
Purchase accounting impact	619
Acquisition related integration costs	352
Acquisition costs	309

Loss from operations - non-GAAP	$(666)	$(0.01)

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	January 3,	September 27,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$66,420	$110,446
Accounts receivable, net	66,468	62,961
Inventories	88,687	53,995
Deferred income taxes and other	33,283	17,472

Total current assets	254,858	244,874
Property and equipment, net	47,353	31,563
Goodwill and intangible assets, net	180,056	21,889
Deferred income taxes and other	85,429	5,905

TOTAL ASSETS	$567,696	$304,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$6,960	$—
Accounts payable, accrued liabilities and other	77,169	41,497
Deferred revenue	9,280	9,030

Total current liabilities	93,409	50,527
Revolving credit facility	220,000	—
Common stock warrant liability	10,591	11,873
Deferred income taxes and other	8,353	5,007

Total liabilities	332,353	67,407
Commitments and contingencies
Stockholders’ equity	235,343	236,824

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$567,696	$304,231

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended
	January 3,	December 28,
	2014	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(6,499)	$6,108
Non-cash adjustments	5,295	6,413
Payment of contingent consideration	—	(5,328)
Change in operating assets and liabilities	5,605	1,849

Net cash from operating activities	4,401	9,042

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business	(232,028)	—
Purchases of property and equipment	(2,136)	(1,580)
Acquisition of intellectual property	(2,983)	—

Net cash used in investing activities	(237,147)	(1,580)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	220,000	—
Payment of debt	(32,864)	—
Payment of contingent consideration	—	(675)
Financing activities	1,584	1,259

Net cash from financing activities	188,720	584

NET CHANGE IN CASH AND CASH EQUIVALENTS	(44,026)	8,046
CASH AND CASH EQUIVALENTS — Beginning of period	110,446	84,528

CASH AND CASH EQUIVALENTS — End of period	$66,420	$92,574

Non-GAAP Reconciliation:
Net cash from operating activities - GAAP	$4,401	$9,042
Acquisition and related integration payments	2,849	—
Restructuring payments	2,198	200
Litigation	1,348	339
Contingent consideration payment	—	5,328

Net cash from operating activities - non-GAAP	$10,796	$14,909

Three months ended September 27, 2013:
Net cash from operating activities - GAAP	$1,317
Restructuring payments	449
Litigation	7,768

Net cash from operating activities - non-GAAP	$9,534

* * *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Robert J. McMullan

Senior Vice President and Chief Financial Officer

P: 978-656-2753

E: bob.mcmullan@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com